Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR) Transamerica Multi-Managed Balanced Portfolio (TA-CORE)
BlackRock Balanced Capital VI Fund (FI)  (BVI_F)
BlackRock Core Bond Trust  (BHK)
Metropolitan Series BlackRock Diversified Portfolio (Core PLUS Bond)
(METD_B)
BlackRock Strategic Income Opportunities Portfolio (BR-SIP) BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BLACKROCK LONG DURATION BOND PORTFOLIO (BR-LONG)
UBS PACE Intermediate Fixed Income Investments (UBS-PACE) Transamerica Partners Core Bond (DIA-CORE)
AST BlackRock Global Strategies Portfolio - Core Active (PRU-AA-CAB) Transamerica Partners Balanced Portfolio (TRANS-CORE)
Multimanager Core Bond Portfolio  (AXA-VIP)
CoreAlpha Bond Master Portfolio  (MIP_CORA)
BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Income Opportunity Trust (BNA-USD)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
BlackRock Strategic Income Opportunities Portfolio (BR-SIP) Metropolitan Series BlackRock Bond Income Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
BlackRock Core Bond Portfolio  (BR-CORE)
Transamerica Multi-Managed Balanced Portfolio VP (TAP-CORE) BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering Commencement:

01-08-2013

Security Type:

BND/CORP

Issuer

Bank of America Corporation  (2023)

Selling Underwriter

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)

[X] PNC
[ ]Other:
List of Underwriter(s)
Merrill Lynch,Pierce,Fenner & Smith,Incorporated,,ABN AMRO Securities (USA) LLC,Banca IMI S.p.A.,BB&T Capital Markets,a division of BB&T Securities,LLC,BMO Capital Markets Corp.,Capital One Southcoast,Inc.,CIBC World Markets Corp.,Credit Agricole Securities (USA) Inc.,Deutsche Bank Securities Inc.,Goldman,Sachs & Co.,ING Financial Markets LLC,Lloyds Securities Inc.,Mizuho Securities USA Inc.,nabSecurities,LLC,PNC Capital Markets LLC,RBS Securities Inc.,Santander Investment Securities Inc.,Scotia Capital (USA) Inc.,SG Americas Securities,LLC,Standard Chartered Bank,Swedbank AB (publ),Wells Fargo Securities,LLC,Apto Partners,LLC,Mischler Financial Group,Inc.,Samuel A. Ramirez & Company,Inc.,The Williams Capital Group,L.P.

Transaction Details

Date of Purchase

01-08-2013


Purchase Price/Share
(per share / % of par)


$99.444
Total Commission, Spread or Profit
0.450


1. Aggregate Principal Amount Purchased (a+b)
$200,000,000

a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$57,784,000

b. Other BlackRock Clients

$142,216,000
2. Aggregate Principal Amount of Offering

$3,000,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.06666


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X]The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[ X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera


Global Syndicate Team Member
Date:
01-10-2013




Approved by:
Steven DeLaura
 Global Syndicate Team Member
Date:
01/11/2013